Exhibit 8.1
LIST OF SIGNIFICANT SUBSIDIARIES
The following is a list of Teekay LNG Partners L.P.’s significant subsidiaries as at March 1, 2010:

Name of Significant Subsidiary	Ownership	State or Jurisdiction of Incorporation

Teekay LNG Operating L.L.C.	100%	Marshall Islands
Naviera Teekay Gas, SL	100%	Spain
Naviera Teekay Gas II, SL	100%	Spain
Naviera Teekay Gas III, SL	100%	Spain
Naviera Teekay Gas IV, SL	100%	Spain
Single Ship Limited Liability Companies	100%	Marshall Islands
Teekay Luxembourg Sarl	100%	Luxembourg
Teekay Nakilat Holdings Corporation	100%	Marshall Islands
Teekay Nakilat Corporation	70%	Marshall Islands
Teekay Nakilat (II) Limited	70%	United Kingdom
Teekay Shipping Spain SL	100%	Spain
Teekay Spain SL	100%	Spain
Teekay II Iberia SL	100%	Spain
Teekay Nakilat (III) Holdings Corporation	100%	Marshall Islands
Teekay BLT Corporation	69%	Marshall Islands
Tangguh Hiri Finance Limited	69%	United Kingdom
Tangguh Sago Finance Limited	69%	United Kingdom
Teekay LNG Holdings L.P.	99%	United States
Teekay Tangguh Borrower L.L.C.	99%	Marshall Islands
Teekay LNG Holdco L.L.C.	99%	Marshall Islands
Teekay Tangguh Holdings Corporation	99%	Marshall Islands